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                                   BY-LAWS OF

                         J.P. MORGAN MUTUAL FUND SERIES


                                JANUARY 27, 2003


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                                TABLE OF CONTENTS
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ARTICLE I  DEFINITIONS                                                                                1
ARTICLE II  OFFICES                                                                                   1
   SECTION 2.1.  PRINCIPAL OFFICE                                                                     1
   SECTION 2.2.  OTHER OFFICES.                                                                       1
ARTICLE III  SHAREHOLDERS                                                                             1
   SECTION 3.1  MEETINGS                                                                              1
   SECTION 3.2.  NOTICE OF MEETINGS.                                                                  2
   SECTION 3.3.  RECORD DATE                                                                          2
   SECTION 3.4.  SHAREHOLDERS ENTITLED TO VOTE                                                        2
   SECTION 3.5.  PROXIES                                                                              2
   SECTION 3.6.  INSPECTION OF RECORDS                                                                3
   SECTION 3.7.  ACTION WITHOUT MEETING                                                               3
ARTICLE IV  TRUSTEES                                                                                  3
   SECTION 4.1.  MEETINGS OF THE TRUSTEES                                                             3
   SECTION 4.2.  QUORUM AND MANNER OF ACTING                                                          4
   SECTION 4.3.  TERM OF OFFICE AND MANDATORY RETIREMENT                                              4
ARTICLE V  COMMITTEES, ADVISORY BOARD AND CHAIRMAN                                                    4
   SECTION 5.1.  EXECUTIVE AND OTHER COMMITTEES.                                                      4
   SECTION 5.2.  MEETING, QUORUM AND MANNER OF ACTING                                                 5
   SECTION 5,3.  ADVISORY BOARD                                                                       5
   SECTION 5.4.  CHAIRMAN                                                                             5
ARTICLE VI  OFFICERS                                                                                  5
   SECTION 6.1.  GENERAL PROVISIONS                                                                   5
   SECTION 6.2.  TERM OF OFFICE AND QUALIFICATIONS                                                    5
   SECTION 6.3.  REMOVAL.                                                                             6
   SECTION 6.4.  POWERS AND DUTIES OF THE PRESIDENT                                                   6
   SECTION 6.5.  POWERS AND DUTIES OF VICE PRESIDENTS                                                 6
   SECTION 6.6.  POWERS AND DUTIES OF THE TREASURER.                                                  6
   SECTION 6.7.  POWERS AND DUTIES OF THE SECRETARY.                                                  6
   SECTION 6.8.  POWERS AND DUTIES OF ASSISTANT TREASURERS.                                           7
   SECTION 6.9.  POWERS AND DUTIES OF ASSISTANT SECRETARIES                                           7
   SECTION 6.10.  COMPENSATION OF OFFICERS, TRUSTEES AND MEMBERS OF THE ADVISORY BOARD.               7
ARTICLE VII  FISCAL YEAR                                                                              7
ARTICLE VIII  SEAL                                                                                    7
ARTICLE IX  WAIVERS OF NOTICE                                                                         8
ARTICLE X  CUSTODIAN                                                                                  8
   SECTION 1.  APPOINTMENT AND DUTIES.                                                                8
   SECTION 10.2.  CENTRAL CERTIFICATE SYSTEM                                                          9
   SECTION 10.3.  ACCEPTANCE OF RECEIPTS IN LIEU OF CERTIFICATES.                                     9
   SECTION 10.4.  SUCCESSOR CUSTODIAN                                                                 9
ARTICLE XI  AMENDMENTS                                                                                9
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                                   BY-LAWS OF

                         J.P. MORGAN MUTUAL FUND SERIES


ARTICLE I

                                   DEFINITIONS

         Unless otherwise defined herein, capitalized terms used but not defined herein shall have the respective meanings given, them in the Declaration of Trust of J.P. Morgan Mutual Fund Series dated as of January 27, 2003.

ARTICLE II

                                     OFFICES

     Section 2.1. PRINCIPAL OFFICE. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be c/o BISYS Group, Inc., 60 State Street, Suite 1300, Boston, MA 02109.

     Section 2.2. OTHER OFFICES. The Trust may have offices in such other places outside as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                  ARTICLE III

                                  SHAREHOLDERS

     Section 3.1. MEETINGS. A meeting of Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request, which shall specify the purpose or purposes for which such meeting is to be called, of Shareholders holding in the aggregate ten percent (10%) or more of the voting securities entitled to vote on the matters specified in such written request. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The presence at any meeting of Shareholders, in person or by proxy, of Shareholders entitled to cast a majority of the votes thereat shall be a quorum for the transaction of business. The holders entitled to cast a majority of voting securities at the meeting and present thereat, in person or by proxy, whether or not constituting a quorum, or, if no Shareholder entitled to vote is present thereat, in person or by proxy, any Trustee or officer present thereat entitled to preside at such meeting, may adjourn the meeting sine die or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     Whenever a matter is required to be voted by Shareholders of the Trust in the aggregate under Section 6.8 and Section 6.9 and Section 6.9(g) of the Declaration, the Trust may either

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hold a meeting of Shareholders of all series, as defined in Section 6.9 of the Declaration, to vote on such matter, or hold separate meetings of Shareholders of each of the individual series or classes to vote on such matter, PROVIDED that (a) such separate meetings shall be held within one year of each other, (b) a quorum with respect to the individual series or class shall be present at each such separate meeting and (c) a quorum consisting of the holders of a majority of all Shares of the Trust entitled to vote in person or by proxy shall be present in the aggregate at such separate meetings, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

     Section 3.2. NOTICE OF MEETINGS. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder entitled to vote at such meeting at his address as recorded on the register of the Trust, mailed at least ten (10) days and not more than ninety (90) days before the meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

     If separate meetings are held for Shareholders of each of the individual series or classes to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, as provided in Article III, Section 1 above, notice of each such separate meeting shall be provided in the manner described above in this Section 2.

     Section 3.3. RECORD DATE. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose.

     If separate meetings are held for Shareholders of each of the individual series or classes to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, as provided in Article III, Section 1 above, the record date of each such separate meeting shall be determined in the manner described above in this Section 3.

     Section 3.4. SHAREHOLDERS ENTITLED TO VOTE. If, pursuant to Section 3 hereof, a record date has been fixed for the determination of Shareholders entitled to notice of and to vote at any Shareholders' meeting, each Shareholder shall be entitled to vote, in accordance with the applicable provisions of the Declaration, in person or by proxy, each Share or fraction thereof standing in his name on the register of the Trust at the time of determining net asset value on such record date.

     Section 3.5. PROXIES. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.


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Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of the Trust or one or more Trustees or officers of the Trust. Only Shareholders of record shall be entitled to vote. On any matter submitted to a vote of Shareholders, each dollar of net asset value (number of Shares owned times net asset value per Share of such series or class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be considered received in respect of such share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

     Section 3.6. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     Section 3.7. ACTION WITHOUT MEETING. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such smaller or larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

     Section 4.1. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or by any Trustee. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a


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telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consents to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

     Section 4.2. QUORUM AND MANNER OF ACTING. A majority of the Trustees present in person at any regular or special meeting of the Trustees shall constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

     Section 4.3. TERM OF OFFICE AND MANDATORY RETIREMENT. Each Trustee shall serve until such time as such Trustee resigns, retires or otherwise is earlier removed, all in accordance with the terms of the Declaration of Trust, PROVIDED, that any Trustee who has attained the mandatory retirement age of seventy (70) (or such other age as may be determined by the Trustees from time to time) shall, automatically and without action of such Trustee or the remaining Trusteees, be deemed to have retired, effective on the date of such Trustee's 70th birthday.

                                   ARTICLE V

                     COMMITTEES, ADVISORY BOARD AND CHAIRMAN

     Section 5.1. EXECUTIVE AND OTHER COMMITTEES. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and the designation of securities to be delivered in-kind upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by law, the Declaration or these By-Laws the Trustees are prohibited from so delegating. The Trustees may also elect from their own number other Committees from time to time and may determine the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees. The Trustees may designate a chairman of any such Committee. In the absence of such designation a Committee may elect its own chairman.

     Section 5.2. MEETING, QUORUM AND MANNER OF ACTING. The Trustees may (a) provide for stated meetings of any Committee, (b) specify the manner of calling and notice required for special meetings of any Committee, (c) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified


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powers delegated to such Committee, (d) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (e) authorize the members of a Committee to meet by means of a telephone conference circuit.

     Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

     Section 5.3. ADVISORY BOARD. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign therefrom by a written instrument signed by him which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by vote provide.

     Section 5.4. CHAIRMAN. The Trustees may, by a majority vote of all the Trustees, elect from their own number a Chairman, to hold office until his successor shall have been duly elected and qualified. The Chairman shall not hold any other office. The Chairman may be, but need not be, a Shareholder. The Chairman shall preside at all meetings of the Trustees and shall have such other duties as from time to time may be assigned to him by the Trustees.

                                   ARTICLE VI

                                    OFFICERS

     Section 6.1. GENERAL PROVISIONS. The officers of the Trust shall be a President, a Treasurer and a Secretary, each of whom shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

     Section 6.2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration or these By-Laws, each of the President, the Treasurer and the Secretary shall hold office until his respective successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The offices of Vice President, Secretary and Treasurer shall not be held by the same person, and the offices of President and Secretary shall not be held by the same person. The President shall not hold any other office. Except as above provided, any two offices may be held by the same person. Any officer may be, but does not need be, a Trustee or Shareholder.

     Section 6.3. REMOVAL. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by


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such appointing officer or committee.

     Section 6.4. POWERS AND DUTIES OF THE PRESIDENT. The President, unless a Chairman is so elected by the Trustees, shall be the principal executive officer of the Trust. Subject to the control of the Trustees and any committee of the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

     Section 6.5. POWERS AND DUTIES OF VICE PRESIDENTS. In the absence or disability of the President, the Vice President or, if there are more than one vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

     Section 6.6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all property of the Trust which may come into his possession to such custodian as the Trustees may employ pursuant to Article X hereof. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 6.7. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal, if any, of the Trust; and shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

     Section 6.8. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 6.9. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees, shall perform all of the duties,


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and may exercise any of the powers, of the Secretary. Each Assistant
Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 6.10. COMPENSATION OF OFFICERS, TRUSTEES AND MEMBERS OF THE ADVISORY BOARD. Subject to any applicable law or provision of the Declaration, the compensation of the officers, Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee of officers upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                  ARTICLE VII

                                   FISCAL YEAR

     The Trust may have different fiscal years for its separate and distinct series. Each such fiscal year shall be determined by the Trustees, provided that the Trustees (or the Treasurer subject to ratification by the Trustees) may from time to time change any fiscal year.

                                  ARTICLE VIII

                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe. Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document requiring the same but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair, nor shall the lack of a seal for the Trust impair, the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE IX

                                WAIVERS OF NOTICE

     Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telefaxed, telegraphed, cabled, wirelessed or submitted for delivery by courier for the purposes of these By-Laws when it has been delivered to a representative of any telefax, telegraph, cable or wireless company or courier service with instruction that it be telefaxed, telegraphed, cabled, wirelessed or delivered. Any notice shall be deemed to be given at the time when the same shall be mailed, telefaxed, telegraphed, cabled, wirelessed or sent by courier.

                                   ARTICLE X

                                    CUSTODIAN

     Section 10.1. APPOINTMENT AND DUTIES. The Trustees shall at all times employ one or more banks or trust companies having a capital, surplus and undivided profits of at least


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$5,000,000 as custodian with authority as the Trust's agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Declaration, these By-Laws and the 1940 Act:

          (a) to hold the securities owned by the Trust and deliver the same upon written order;

          (b) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

          (c) to disburse such funds upon orders or vouchers;

          (d) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

          (e) if authorized by the Trustees, to compute the net income of the Trust and the net asset value of Shares of each series and class;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

     The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees. Subject to the approval of the Trustees, the custodian may enter into arrangements with securities depositories. All such custodial, sub-custodial and depository arrangements shall be subject to, and comply with, the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

     Section 10.2. CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or with such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodian.

     Section 10.3. ACCEPTANCE OF RECEIPTS IN LIEU OF CERTIFICATES. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.


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     Section 10.4. SUCCESSOR CUSTODIAN. The Trust shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

          (a) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

          (b) require that the cash and securities owned by the Trust be delivered directly to the successor custodian; and

          (c) in the event that no successor custodian can be found, submit to the Shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor custodian, the question whether the Trust shall be liquidated or shall function without a custodian.

                                   ARTICLE XI

                                   AMENDMENTS

     These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted (a) by the Shareholders by a Majority Shareholder Vote, or (b) by the Trustees; PROVIDED, HOWEVER, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.